UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2014 (December 19, 2014)

WMI Holdings Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Washington	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 3000 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 432-8887

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) amends and supplements the Current Report on Form 8-K of WMI Holdings Corp. (the “Company”) filed with the Securities and Exchange Commission on December 19, 2014 (the “Original Filing”), and is being filed solely in order to (i) include additional information relating to the Company’s entry into certain material definitive agreements, as required under Item 1.01, (ii) include additional information relating to the Company’s unregistered issuance of equity securities, as required under Item 3.02 and (iii) include an additional exhibit under Item 9.01.

No changes have been made to the Original Filing other than to add the information set forth herein. This Amendment should be read in conjunction with the Original Filing, and all capitalized terms used but not defined herein have the meanings contained in the Original Filing. This Amendment speaks as of the date of the Original Filing, does not reflect events that may have occurred after the date of the Original Filing, and does not modify or update in any way the disclosures made in the Original Filing, except as required to reflect the revisions discussed above.

Item 1.01	Entry into a Material Definitive Agreement

Additional Voting Agreements

In connection with the Offering, on December 19, 2014, the Company entered into usual and customary Voting Agreements (the “Additional Voting Agreements”) with certain existing significant holders of Common Stock (collectively, the “Other Holders” and each, individually, an “Other Holder”) that are expected to purchase shares of Series B Preferred Stock in the Offering, in substantially the form attached hereto as Exhibit 10.5, which is incorporated herein by reference. Pursuant to the Additional Voting Agreements, each Other Holder has agreed to vote all shares of its Series B Preferred Stock (on an as converted basis) and Common Stock that it holds on the record date for such vote in favor of the Reincorporation. Upon the closing of the Offering, KKR Fund and the Other Holders are expected to have, in the aggregate, (i) assuming the exercise of the Warrants by KKR Management, approximately 50% of the outstanding voting power of the Company and (ii) assuming the non-exercise of the Warrants by KKR Management, approximately 43% of the outstanding voting power of the Company. KKR Management has agreed it will not exercise the right to acquire Common Stock, in whole or in part, under the Warrants until on or after March 20, 2015.

Unlike the Voting Agreement with KKR Fund, the Additional Voting Agreements do not prohibit the Other Holders from transferring their Series B Preferred Stock or Common Stock to transferees who would not be subject to the Additional Voting Agreements.

The foregoing description of the Additional Voting Agreements is qualified in its entirety by the provisions of the Form of Voting Agreement, filed hereto as Exhibit 10.5 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the information provided in Items 1.01 and 7.01 of the Original Filing, which is incorporated herein by reference.

The Company agreed to sell 600,000 shares of the Series B Preferred Stock pursuant to the Purchase Agreement, and will issue such Series B Preferred Stock to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act. The Initial Purchasers will offer and sell the Series B Preferred Stock to “qualified institutional buyers” without registration under the Securities Act in reliance upon the exemption from registration set forth in Rule 144A of the Securities Act. Subject to adjustment, the aggregate number of shares of Common Stock issuable upon mandatory conversion of the Series B Preferred Stock will be (i) a minimum of 266,666,667, assuming a conversion price of $2.25 per share of Common Stock, and (ii) a maximum of 342,857,143, assuming a conversion price of $1.75 per share of Common Stock. In connection with the Offering, the Company agreed to pay to the Initial Purchasers aggregate fees of approximately $27.5 million; however, a significant portion of these fees are conditional and payable after the Issue Date.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are furnished as part of this Current Report on Form 8-K/A.

Number	Exhibit

10.5	Form of Voting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP.

Date: December 24, 2014	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim CEO & Secretary

Exhibit Index

Number	Exhibit

10.5	Form of Voting Agreement

3